UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 20, 2015, PricewaterhouseCoopers LLP (“PwC”) advised the Audit Committee of the Board of Directors (the “Audit Committee”) of Marvell Technology Group Ltd. (the “Company”) of PwC’s resignation as the Company’s independent registered public accounting firm, effective on that date. The Audit Committee did not request, recommend or approve the resignation of PwC.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2015 and February 1, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years and the subsequent interim period through the date of PwC’s resignation, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in its reports on the financial statements for such years and (2) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except as described below.

PwC has advised the Company that it would need to expand the scope of the 2016 audit in the following areas: (1) the Company’s entity level controls, including whether senior management’s operating style resulted in an open flow of information and communication to set an appropriate tone for an effective control environment, (2) the Company’s process and controls over establishment of significant and judgmental reserves, including reserves for litigation and royalties, (3) the Company’s process and controls over identification, communication and approval of related party transactions, including assignment of intellectual property rights and (4) the adequacy of financial reporting resources, including sufficient personnel with appropriate knowledge, expertise and training commensurate with the Company’s corporate structure and financial reporting requirements. Due to its resignation, PwC did not undertake to expand the scope of the audit.

As of the date of this Form 8-K, PwC has not advised the Company that disclosures should be made or action should be taken to prevent future reliance on a previously issued audit report or completed interim review related to previously issued financial statements.

PwC has discussed these matters with the Audit Committee. The Company has authorized PwC to respond fully to any inquiries from any successor accountant concerning such matters.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) and requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. Such letter is filed as Exhibit 16 to this report.

(b) The Company has begun a search process to identify a new independent registered public accounting firm. The Company will disclose its engagement of a new independent registered public accounting firm in accordance with SEC rules and regulations once the process has been completed. The Company intends to address the matters communicated by PwC regarding the scope of the 2016 audit in consultation with a new independent registered public accounting firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No	Description

16	Letter from PricewaterhouseCoopers Ltd. regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ David Eichler
David Eichler
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

16	Letter from PricewaterhouseCoopers Ltd. regarding change in certifying accountant.